Report of Independent
Registered Public
Accounting Firm

To the Board of
Directors of Western
Asset Funds, Inc. and
Shareholders of Western
Asset Limited Duration
Bond Portfolio, Western
Asset Intermediate Bond
Portfolio, Western Asset
Intermediate Plus Bond
Portfolio, Western Asset
Core Bond Portfolio,
Western Asset Core Plus
Bond Portfolio, Western
Asset Inflation Indexed
Bond Portfolio, Western
Asset High Yield Bond
Portfolio, and Western
Asset Non-U.S.
Opportunity Bond
Portfolio.

In planning and
performing our audits of
the financial statements
of Western Asset Limited
Duration Bond Portfolio,
Western Asset
Intermediate  Bond
Portfolio, Western Asset
Intermediate Plus Bond
Portfolio, Western Asset
Core Bond Portfolio,
Western Asset Core Plus
Bond Portfolio, Western
Asset Inflation Indexed
Bond Portfolio, Western
Asset High Yield
Portfolio, and Western
Asset Non-U.S.
Opportunity Bond
Portfolio (comprising
Western Asset Funds,
Inc., hereafter referred
to as the "Funds") for
the year ended March 31,
2005, we considered
their internal control,
including control
activities for
safeguarding securities,
in order to determine
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to comply
with the requirements of
Form N-SAR, not to
provide assurance on
internal control.

The management of the
Funds is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with
generally accepted
accounting principles in
the United States of
America.  Those controls
include the safeguarding
of assets against
unauthorized
acquisition, use or
disposition.

Because of inherent
limitations in internal
control, errors or fraud
may occur and not be
detected.  Also,
projection of any
evaluation of internal
control to future
periods is subject to
the risk that controls
may become inadequate
because of changes in
conditions or that the
effectiveness of their
design and operation may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards of the
Public Company
Accounting Oversight
Board (United States).
A material weakness, for
purposes of this report,
is a condition in which
the design or operation
of one or more of the
internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control and its
operation, including
controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
March 31, 2005.

This report is intended
solely for the
information and use of
the Board of Directors
of Western Asset Funds,
Inc., management and the
Securities and Exchange
Commission and is not
intended to be and
should not be used by
anyone other than these
specified parties.

PricewaterhouseCoopers
LLP
Baltimore, Maryland
May 18, 2005